Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[LETTERHEAD OF Grant Thornton LLP]
We have issued our report dated June 26, 2009, with respect to the financial statements and supplemental schedule of NewBridge Bank Employees’ 401(k) Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of NewBridge Bancorp on Form S-8 (No.333-160071, effective June 18, 2009).
/s/ Grant Thornton LLP
Raleigh, North Carolina
June 26, 2009

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